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                                                                    EXHIBIT 10.1

                 THIRD AMENDMENT TO CREDIT AGREEMENT AND RELATED
               AGREEMENTS BETWEEN CITIZENS BANK OF MASSACHUSETTS,
           GEERLINGS & WADE, INC. AND GEERLINGS & WADE OF TEXAS, INC.
           ----------------------------------------------------------

     This Third Amendment to Credit Agreement and Related Agreements (hereinafter the "Third Amendment") is made as of the 26th day of March, 2002 by and among Citizens Bank of Massachusetts (the "Lender"), a banking institution with offices at 28 State Street, Boston, Massachusetts; Geerlings & Wade, Inc. ("Borrower"), a Massachusetts corporation with an address of 960 Turnpike Street, Canton, Massachusetts; and Geerlings & Wade of Texas, Inc., a Texas corporation, with an address of 12502 Exchange Boulevard, Suite 412, Stafford, Texas (the "Guarantor").

                             Background and Recitals
                             -----------------------

     A. Reference is hereby made to a certain Credit Agreement (the "Credit Agreement") between the Borrower and the Lender and a certain Revolving Credit Note by Borrower to the Lender in the original face amount of $5,000,000.00 (the "Note"). The obligations of the Borrower to the Lender under the Credit Agreement and the Note are secured by or subject to, among other things: a certain Borrower Security Agreement-All Assets by Borrower in favor of the Lender (the "Borrower Security Agreement"); a certain Borrower Security Agreement (Trademarks) by Borrower in favor of the Lender (the "Borrower Trademarks Security Agreement"); a certain Collateral Assignment of Lease by Borrower in favor of the Lender (the "Collateral Assignment"); a certain Subsidiary Guaranty by the Guarantor in favor of the Lender guaranteeing the obligations of Borrower to the Lender (the "Guaranty"); a certain Subsidiary Security Agreement-All Assets by Guarantor in favor of the Lender securing the obligations of Guarantor to the Lender (the "Subsidiary Security Agreement"); and a certain Post-Closing Agreement between the Borrower and the Lender. All of the foregoing Agreements, Note and Guaranty are dated April 13, 2000. The Lender and the Borrower are also parties to a certain First Amendment to Credit Agreement and a certain First Amended and Restated Post-Closing Agreement, both dated December 4, 2000 (the "First Amendments"); a certain Second Amendment to Credit Agreement dated March 5, 2001 (the "Second Amendment"); and to a certain Waiver dated May 15, 2001 (the "Waiver").

     B. The Credit Agreement, the Note, the Borrower Security Agreement, the Borrower Trademarks Security Agreement, the Collateral Assignment, the Guaranty, the Subsidiary Security Agreement, the First Amendments, the Second Amendment and the Waiver are sometimes collectively referred to herein as the "Financing Documents." All capitalized terms used in this Third Amendment shall have the same meaning as in the Financing Documents to the extent that they appear therein unless otherwise indicated herein. The term "Obligors" as used herein means both the Borrower and Guarantor, collectively or individually, as the context may require. The term "and" when used herein means "and/or." This Third Amendment shall be deemed to amend the Financing Documents, but only to the extent expressly provided herein.

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     C. The Lender has, prior to the date of this Third Amendment made loans and advances (collectively the "Loans") and granted other financial accommodations in favor of the Borrower under the Financing Documents.

     D. All Loans, letter of credit reimbursement obligations and banker's acceptances, overdrafts and overadvances, if any, and any and all interest thereon and other sums now or hereafter owed to Lender under the Financing Documents, this Third Amendment or otherwise, including without limitation, the Extension Fee, as defined herein, any other fees or costs payable to the Lender and reasonable attorneys fees and costs of collection incurred by the Lender in connection with the preparation of this Third Amendment or the enforcement of the Lender's rights hereunder or under the Financing Documents are referred to herein collectively as the "Obligations."

     E. An Event of Default under the Financing Documents has occurred and is continuing. As of the date of this Third Amendment, Borrower has breached
Section 6.1 of the Credit Agreement. The Borrower has requested that the Lender approve an amendment to Section 6.1 of the Credit Agreement that will enable the Borrower to comply with that Section. The Borrower has requested that the Lender waive the existing Event of Default under Section 6.1 and that the Lender agree to an extension of the existing Maturity Date of the Loans under the Credit Agreement to 3:00 p.m. on March 31, 2003. The Borrower has requested that, notwithstanding the continuing existence of an Event of Default under the Financing Documents, the Lender continue to make Loans to the Borrower under the Financing Documents.

     F. The Lender has agreed, under the terms and conditions of this Third Amendment and provided there occurs no further Default under the Financing Documents or the Third Amendment to waive the existing Event of Default under
Section 6.1 of the Credit Agreement, to amend Section 6.1 of the Credit Agreement, to continue to make certain Loans to the Borrower and to extend the Maturity Date of the Loans to 3:00 p.m. on March 31, 2003 (the "Extended Maturity Date").

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Lender, the Borrower and the Guarantor as follows:

     1. Acknowledgment of Events of Default, Waiver and Amendment of Covenant.
        ---------------------------------------------------------------------

     (a) The Obligors acknowledge and agree that an Event of Default under the Financing Documents has occurred and is continuing. Specifically, based upon financial information recently provided to the Lender by the Borrower, the Borrower has defaulted under the debt service coverage ratio covenant set forth in Section 6.1(a) of the Credit Agreement. The Obligors hereby represent that they are aware of no other Events of Default under the Financing Documents which have not already been expressly waived in writing by the Lender.

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     (b) As a result of the occurrence of the foregoing Event of Default: (i)
the Lender, pursuant to the Financing Documents, is entitled to accelerate and receive immediate payment of all of the Obligations; (ii) the Lender is entitled to immediately exercise all other collection and enforcement rights and remedies available to it under the Financing Documents and applicable law; and (iii) the Lender has no obligation under the Financing Documents to make any additional Loans or any other extensions of credit to the Borrower.

     (c) Pursuant to the terms of this Third Amendment the Lender hereby waives only the Event of Default described in Section 1(a) above which is the Borrower's breach of the debt service coverage ratio covenant in Section 6.1(a) of the Credit Agreement. Subsection (a) of Section 6.1 of the Credit Agreement is hereby deleted from the Credit Agreement and a new Subsection (a), set forth below, is hereby substituted in its place:

     "(a) The Borrower's EBITDA (earnings before interest, taxes, depreciation and amortization) calculated on a quarterly basis for the calendar year 2002 in accordance with GAAP shall not be less than the Borrower's projected EBITDA as set forth in its Certificate delivered to the Lender upon the Borrower's entry into the Third Amendment. In determining whether the Borrower is in compliance with this covenant, the Borrower's quarterly EBITDA shall be calculated on a cumulative basis such that if the Borrower's actual EBITDA exceeds its EBITDA projected in the Certificate for any calendar year quarter, the amount of such excess shall be added to the next quarter's actual EBITDA for the purpose of calculating the Borrower's compliance with this covenant.

     The Borrower's "current ratio" (current assets over current liabilities), calculated in accordance with GAAP, shall not be less than the following amounts at the following quarterly intervals:

(i)     at the Borrower's fiscal quarter ending March 31, 2002          2.35
(ii)    at the Borrower's fiscal quarter ending June 30, 2002           2.31
(iii)   at the Borrower's fiscal quarter ending September 30, 2002      1.82
(iv)    at the Borrower's fiscal quarter ending December 31, 2002       2.49

     The Borrower's "quick ratio" (current assets less inventory over current liabilities), calculated in accordance with GAAP, shall not be less than the following amounts at the following quarterly intervals:

(i)     at the Borrower's fiscal quarter ending March 31, 2002           .88
(ii)    at the Borrower's fiscal quarter ending June 30, 2002            .94
(iii)   at the Borrower's fiscal quarter ending September 30, 2002       .40
(iv)    at the Borrower's fiscal quarter ending December 31, 2002       1.00"

     (d) The Borrower shall comply with Section 6.1(a) as amended above at all times on and after March 31, 2002 until payment in full of the Obligations. Any terms, conditions and waivers of other Defaults or Events of Default contained in the First Amendments, Second Amendment and Waiver shall remain in full force and effect, except to the extent that they are expressly modified by this Third Amendment.

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     (e) The Lender hereby waives the Event of Default described in Section 1(a)
above and agrees to make further Loans to the Borrower in accordance with the terms of the Third Amendment and the Financing Documents and forbears from exercising its rights described in Section 1(b) above under the Financing Documents only upon the terms described herein. Other than as expressly provided in this Third Amendment and the Financing Documents, the Lender is not subject to any agreement or obligation, either express or implied, to make Loans to the Borrower or to forbear from exercising any of its rights and remedies under this Third Amendment the Financing Documents or applicable law. Each Obligor expressly acknowledges and agrees that from and after the date of this Third Amendment, it is not entitled to any grace periods and/or notice with respect to Defaults or Events of Default which may occur hereafter under this Third Amendment or the Financing Documents, notwithstanding any terms to the contrary in the Financing Documents.

     2. Acknowledgment of Indebtedness. The Obligors hereby acknowledge and
        ------------------------------
agree that, as of February 20, 2002, they were liable to the Lender under the Note and Guaranty as follows: principal: $1,900,000.00; interest: $4,908.33. The Obligors further acknowledge and agree that, in addition to the foregoing amounts due with respect to principal and interest, they are liable to the Lender for all fees and expenses described in Recital D above which are presently due to the Lender under the Financing Documents including, without limitation, reasonable attorneys fees and expenses incurred as of this date in connection with the preparation of this Third Amendment. Pursuant to this Third Amendment the Obligors shall pay the Extension Fee (as hereinafter defined).

     3. Ratification of Financing Documents; Security and Further Assurances.
        --------------------------------------------------------------------

     (a) Each of the Obligors hereby ratifies, confirms and reaffirms all and each of the terms and conditions of the Financing Documents, as modified herein. The Obligors further acknowledge and agree that, except as expressly modified or amended in this Third Amendment all of the terms and conditions of the Financing Documents shall remain in full force and effect.

     (b) The Obligors acknowledge, confirm and agree that the liens, security interests and assignments granted under the Financing Documents in favor of the Lender secure all of the Obligations now existing or hereafter arising or accruing under this Third Amendment, the Note, the Guaranty and the other Financing Documents, and are valid and perfected first priority liens, security interests, and assignments, to the extent provided under the Financing Documents, in and on the Obligors' property including, without limitation, accounts, inventory, chattel paper, instruments, general intangibles (including tax refunds and Intellectual Property as defined herein, material contracts and leases), goods, machinery, equipment, and fixtures, now existing or hereafter arising or acquired and in the proceeds thereof, (collectively the "Collateral") and that the Obligors shall take no action to impair, invalidate or render un-perfected such liens, security interests and assignments. Said liens, security interests, and assignments in favor of the Lender are and shall continue to have the same priority in the Collateral as is provided for under the Financing Documents.

     (c) Each Obligor, at its sole expense, shall promptly execute and deliver such further documents, instruments (including, without limitation, any original promissory notes from any party in favor of the Obligors) amendments of agreements and take such further action as the Lender may request to effect the purposes of this Third Amendment and the Financing Documents, including, but not limited to, the execution and delivery of all documents required to ensure that the Lender has perfected liens on all property of the Obligors to the extent contemplated under the Financing Documents.

     (d) The Obligors shall pay the cost of any audit or inspection by the Lender of the Obligors' books and records under Section 5.6 of the Credit Agreement within fifteen days of invoicing to the Obligors and the Obligors' failure to pay such sums or to cooperate with such audit or inspection shall constitute an Event of Default hereunder.

     (e) The Obligors shall hereafter continue to comply with all of the financial covenants, conditions, terms, representations and warranties contained in the Financing Documents including, without limitation, Section 6.1(a) of the Credit Agreement, as amended by Section 1(c) of this Third Amendment.

     4. Loans, Repayment Terms, Interest Rate, Fees, Reporting and Other Terms.
        ----------------------------------------------------------------------

     (a) Provided that there has occurred no Event of Default hereunder or under the Financing Documents (except for Events of Default expressly waived in Section 1(e) above or previously waived in writing under the Financing Documents), the Lender, pursuant to the terms of this Third Amendment, the Note and the Credit Agreement, will continue to make Loans to the Borrower until the Extended Maturity Date but such Loans shall not exceed the Maximum Amount, as modified by this Third Amendment. The Maximum Amount shall hereafter be Three Million and 00/100 Dollars ($3,000,000.00) and Borrower may continue to request that the Lender make Loans up to said Maximum Amount assuming Borrower's compliance with the terms of the Credit Agreement for such advances. The Borrower shall continue to make all regularly scheduled payments of interest in accordance with terms of the Financing Documents.

     (b) The definition of Maturity Date set forth in Appendix A to the Credit Agreement is hereby amended to be 3:00 p.m. on March 31, 2003 (the "Extended Maturity Date"). Upon the Extended Maturity Date, the Obligations shall be due and payable in full.

     (c) Section 2.5 of the Credit Agreement is hereby amended such that interest on the Loans shall accrue and be payable to the Lender in arrears, effective from and after March 31, 2002, at a fluctuating interest rate equal to the Prime Rate plus two percent (2%) per annum. In the event of the occurrence hereafter of an Event of Default (except for Events of Default expressly waived in Section 1(e) above or previously waived in writing under the Financing Documents), in addition to all of the Bank's other rights and remedies under the Financing Documents, interest on the Loans shall accrue and be payable to the Lender in arrears, at a fluctuating interest rate equal to the Prime Rate plus six percent (6%) per annum.

     (d) The Borrower shall pay to the Lender the sum of $19,500.00 (the "Extension Fee") on the date of execution of this Third Amendment which Extension Fee shall be deemed fully earned by the Lender as of that date. The Borrower hereby acknowledges that payment of the Extension Fee by the Borrower is a primary inducement for Lender to enter into this Third Amendment. The Borrower further acknowledges that it is receiving good and valuable consideration from the Lender in exchange for the Extension Fee and that the Borrower has voluntarily and willingly agreed to pay the Extension Fee upon the terms set forth in this Third Amendment. The Lender shall acknowledge in writing its receipt of the Extension Fee from the Borrower.

     (e) The Borrower shall also pay the Lender all reasonable attorneys fees and expenses which the Lender incurs in connection with the preparation of this Third Amendment such payment to be made on the date of execution of this Third Amendment.

     (f) "Collections" for the purposes of this Third Amendment shall include all payments and remittances on and proceeds of the Borrower's accounts, tax refunds or other indebtedness due to the Borrower and all proceeds of the sale, liquidation or other disposition, other than in the ordinary course of business, of any Collateral or any other property of the Obligors. The Borrower shall immediately cause all Collections to be deposited in or transferred to the Borrower's existing accounts maintained with the Lender. The Lender shall apply the proceeds of such Collections on a daily basis to reduce the then outstanding Obligations to $0.00 and shall deposit any excess funds of the Borrower into the Borrower's operating account at the Lender.

     (g) All Collections, other than payments and remittances on the Borrower's accounts in the ordinary course of the Borrower's business, shall be applied in permanent reduction of the Obligations and shall permanently reduce the Maximum Amount, as amended by this Third Amendment by the amount of such Collections. The Obligors' failure to immediately deliver all Collections directly to the Lender as provided above shall constitute an Event of Default hereunder and under the Financing Documents. The Obligors shall not conduct any sales of Collateral other than in the ordinary course of their business without the prior written consent of the Bank.

     (h) In addition to all other financial reporting required by the Financing Documents, the Borrower shall hereafter deliver to the Lender the following financial reports at the following intervals: (i) monthly Borrowing Base Certificates no later than the twentieth day of the month immediately following the calendar month covered by such Certificate, the first such Certificate to be delivered on or before April 20, 2002; (ii) monthly management prepared financial statements due twenty-four days after month end beginning on April 24, 2002; (iii) copies of the Borrower's Quarterly Report on Form 10-Q due the day after such report is filed with the Securities and Exchange Commission, beginning with the quarter ending March 31, 2002; and (iv) such additional financial reporting as may be required by the Lender in its sole discretion.

     (i) The Obligors shall maintain all of their domestic bank accounts with the Lender, except that the Guarantor may continue to maintain the following account in Texas with the following bank: Wells Fargo Bank, account no. xxxxxxxxxx. The Borrower shall have sixty days from the date of execution of this Third Amendment to close all of its domestic bank accounts other than those maintained with the Lender. The Obligors presently maintain the following foreign Lender accounts: with the following foreign lenders: Anglo Irish Bank and Fleet Bank in London and they shall advise the Lender in writing as to the identity and location of any new foreign bank accounts which they open as and when such accounts are opened.

     5. Representations and Warranties. The Obligors represent and warrant that,
        ------------------------------
to the best of their present knowledge, all of the representations and warranties made by the Obligors in the Financing Documents were true and correct when made. The Obligors further represent and warrant, to the best of their present knowledge, as follows:

     (a) Places of Business and Location of Property. All of the Obligors' tangible and intangible property, including, without limitation, goods, inventory and other Collateral is located at the same premises where the Obligors represented it was located in the Financing Documents. The Obligors shall not have any other place of business or place where any of their tangible or intangible property is or may be deemed to be located.

     (b) Intellectual Property. All copyrights, patents, applications for patents, service marks, trademarks, service mark and trademark registrations, pending registration applications, trade names, styles and other intellectual property (collectively, "Intellectual Property") of the Obligors is free and clear of any lien or encumbrances except those in favor of the Lender.

     (c) Other Information. All information provided by the Obligors to the Lender pursuant to this Third Amendment shall be, as of the date provided, complete, true and accurate in all respects to the best of the Obligors' knowledge, information and belief.

     (d) Authorization. The Obligors have the legally required authorization and authority to execute and perform this Third Amendment all necessary corporate and stockholder actions to so authorize the execution and performance of this Third Amendment having been duly taken and are in full force and effect. This Third Amendment is a valid and binding obligation of the Obligors, enforceable against the Obligors in accordance with its terms.

     6. Events of Default. Section 7 of the Credit Agreement is hereby deleted
        ------------------
in its entirety and the following provision is hereby substituted in its place:

     "7.1 Events of Default; Acceleration. If any of the following events shall
          -------------------------------
occur:


          (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms of the Third Amendment, the Credit Agreement or any other Financing Document; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder in accordance with the terms of the Third Amendment, the Credit Agreement or any other Financing Document; or

          (b) any representation or warranty made or deemed made by any Obligor or in the Third Amendment, the Credit Agreement or any other Financing Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Third Amendment, the Credit Agreement or any such other Financing Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) any Obligor shall fail to comply with any covenant, agreement, warranty, term or condition of the Third Amendment, the Credit Agreement or the any other Financing Document, including, without limitation, the failure of any Obligor to make any payment to the Lender when due or to comply with any requirement of Sections 3, 4, and 5 of the Third Amendment; or

          (d) the transfer, sale, lease or assignment of all or any part of any Obligor's property, other than in the ordinary course of its business, without the Lender's prior written consent; or

          (e) any Obligor shall fail to pay when due any Indebtedness of such Obligor owed to parties other than the Lender, which together with all such other due but unpaid Indebtedness owed to parties other than the Lender, exceeds the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00), or shall fail to observe or perform any term, covenant or agreement evidencing or securing such Indebtedness, which, if uncured or unwaived, permits the acceleration of such Indebtedness, or any default or event of default shall have been declared under any agreement relating to such Indebtedness; or

          (f) any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due,
     (iii) make a general assignment for the benefit of its creditors,
     (iv) commence a voluntary case under the United States Bankruptcy Code, as amended from time to time, (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) become the alleged debtor under, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code, as amended from time to time or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or (ix) the termination of existence, dissolution or liquidation of any Obligor or if any Obligor ceases to carry on actively any substantial part of its current business; or

          (g) a proceeding or case shall be commenced against any Obligor, without the application or consent of the Obligor, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts,
     (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or
     (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors; or

          (h) (i) any Obligor or any Commonly Controlled Entity shall fail to pay when due any amount that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA, unless (A) such liability is being contested in good faith by appropriate proceedings, the Obligor or such Commonly Controlled Entity, as the case may be, has established and is maintaining adequate reserves in accordance with GAAP and no lien shall have been filed to secure such liability or (B) which would not have a Material Adverse Effect; (ii) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans; or (iii) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

          (i) one or more judgments or decrees shall be entered against any Obligor involving individually a liability of One Hundred Thousand and 00/100 Dollars ($100,000.00) (not paid or fully covered by insurance) or in the aggregate a liability (not paid or fully covered by insurance) of Two Hundred Thousand and 00/100 Dollars ($200,000.00) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (j) service of any process upon the Lender, seeking to attach by lien, levy, mesne, trustee or other process, any funds or other property of any Obligor on deposit with, or in possession or control of the Lender; or

          (k) attachment of any lien (except for Permitted Liens) or encumbrance (including, without limitation, any tax lien), whether voluntary or involuntary, not in favor of the Lender upon property of any Obligor without the Lender's prior written consent; or

          (l) if any of the Financing Documents (including the Guaranty) (or any provision contained therein) shall be cancelled, terminated, revoked, curtailed or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lender, or any action at law, suit or in equity or other legal proceeding to cancel, revoke, curtail or rescind any of the Financing Documents shall be commenced by or on behalf of any Obligor or any of its officers, director or stockholders, or any Governmental Authority of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any of the Financing Documents (including the Guaranty) (or any provision contained therein) is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (m) any of the Security Documents shall, at any time after their execution and delivery for any reason, cease to create a valid and perfected first priority security interest in and to all of the Collateral pledged or granted thereunder; or

          (n) there occurs a Material Adverse Change or Material Adverse Effect; or

          (o) there occurs a Change of Control; or

          (p) litigation or legal proceedings are commenced by any Obligor against the Lender; or

          (q) entry of any court order which enjoins, restrains or in any way prevents any Obligor from conducting all or any material part of its business,

then, and in any such event, the Lender may, in the Lender's sole discretion, immediately and without notice cease making Loans to the Borrower, accelerate all of the Obligations and the Obligations shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors and the Lender may, in its sole discretion, enforce its rights and remedies under the Financing Documents and applicable law."

          7. Indemnification. The Obligors hereby indemnify and save the Lender
             ---------------
harmless to the same extent as provided in Section 9.6 of the Credit Agreement. This indemnity shall survive the repayment of the Obligations, the Extended Maturity Date and the termination of any agreement by the Lender to make Loans to the Borrower.

          8. No Waiver. Except as otherwise expressly provided for in this Third
             ---------
Amendment nothing in this Third Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of the Lender arising under the Financing Documents, and the Lender shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default (except to the extent that the Lender has expressly waived compliance in whole or in part pursuant to Section 1(c) herein) under the Financing Documents and which, upon the Obligors' execution and delivery of this Third Amendment might otherwise exist or which might hereafter occur.

          9. Release of Lender. For good and valuable consideration, each of the
             -----------------
Obligors, (hereinafter collectively, the "Releasors") acknowledge and confirm that they do not have any offsets, defenses or claims against the Lender, or any of its officers, directors, employees, agents, attorneys and representatives, whether asserted or un-asserted. To the extent that the Releasors may nevertheless have such offsets, defenses or claims, each and all of the Releasors and their respective successors, assigns, as applicable, jointly and severally, release and forever discharge the Lender and its officers, directors, employees, agents, attorneys, representatives, predecessors, successors and assigns, both present and former (collectively, the "Released Parties") of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or un-asserted, known or unknown, in law or in equity which against the Released Parties they ever had, now have or which any of each such Releasors' successors and assigns, as applicable, both present and former, ever had or now have, upon or by reason of any manner, cause, causes or thing whatsoever, from the beginning of the world to the date hereof including, without limitation, any presently existing claims or defenses, whether or not presently suspected, contemplated or anticipated which arise out of or are related in any way to the Obligations, the Financing Documents and/or this Third Amendment and any acts and conduct with respect thereto.

          10. Bankruptcy Proceedings. In the event that any Obligor shall:
              ----------------------
(i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code; or (ii) be the subject of any order for relief issued under the Bankruptcy Code or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, then, subject to court approval, on two business days notice, Lender shall thereupon, upon Bankruptcy Court approval and, subject to the right of other creditors of the Obligor to object, be entitled and each Obligor irrevocably consents to relief from any automatic stay imposed by
Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Lender as provided in the Financing Documents and this Third Amendment and as otherwise provided by law, and each Obligor hereby irrevocably waives its rights to object to such relief in favor of the Lender.

          11. Entire Agreement; Binding Effect. In the event of any
              --------------------------------
inconsistency between the provisions of this Third Amendment and any other document (including, without limitation, any Financing Document), instrument, or agreement entered into by and between the Lender and any Obligor, the provisions of this Third Amendment shall govern and control. This Third Amendment shall be binding upon the Lender and the Obligors and their representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Obligors and their respective successors and assigns. This Third Amendment incorporates all of the discussions and negotiations between the Obligors and the Lender, either expressed or implied, concerning the matters included herein, any statute, custom, or usage to the contrary notwithstanding. No modification, amendment, or waiver of any provision of this Third Amendment or any provision of any other Financing Document, instrument, or agreement between the Obligors and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

          12. Severability. If any clause or provision of this Third Amendment
              ------------
is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Third Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

          13. Construction and Governing Law. This Third Amendment is delivered
              ------------------------------
to Lender in the Commonwealth of Massachusetts and it is the desire and intention of the parties that this Third Amendment and the Financing Documents be in all respects interpreted according to the laws of the Commonwealth of Massachusetts (notwithstanding any inconsistent provisions in the Financing Documents). Each Obligor specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of the federal and state courts of the Commonwealth of Massachusetts and such courts shall have exclusive jurisdiction with respect to all matters concerning this Third Amendment or the Financing Documents or the enforcement of any of the foregoing.

          14. Counterparts. This Third Amendment may be executed in one or more
              ------------
counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This Third Amendment will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this Third Amendment has been executed by each of the parties and delivered to the Lender.

         15. Opportunity to Seek Advice From an Attorney. All parties hereto
             -------------------------------------------
warrant and represent that they each have had the opportunity to seek or have sought advice from independent counsel concerning their rights and obligations hereunder.

          IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed under seal as of the first date written above.

Witness:                                  CITIZENS BANK OF MASSACHUSETTS


 [/s/ signature appears here]             By: /s/ Steven C. Petrarca
------------------------------                --------------------------------
                                              Steven C. Petrarca, Vice President


Witness:                                  GEERLINGS & WADE, INC.


 [/s/ signature appears here]             By: /s/ David R. Pearce
------------------------------                --------------------------------
                                              David R. Pearce, President


Witness:                                  GEERLINGS & WADE OF TEXAS, INC.


 [/s/ signature appears here]             By: /s/ Theodore G. Swanson
------------------------------                --------------------------------
                                              Theodore G. Swanson, President

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